Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT AND DISBURSEMENT AGREEMENT
Dated as of March 5, 2007
     This FIRST AMENDMENT (together with all Exhibits hereto, this “Amendment”) is among VENETIAN MACAU LIMITED, a Macau corporation (the “Company”), VML US FINANCE LLC, a Delaware limited liability company (the “Borrower”), VENETIAN COTAI LIMITED, a Macau corporation (the “Cotai Subsidiary”), THE BANK OF NOVA SCOTIA, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and, with respect to the Disbursement Agreement Amendment (as defined below), as disbursement agent (in such capacity, the “Disbursement Agent”).
PRELIMINARY STATEMENTS:
     A. The Company, the Borrower, the Lenders, the Administrative Agent, Banco Nacional Ultramarino and Sumitomo Mitsui Banking Corporation, as Co-Documentation Agents, and Goldman Sachs Credit Partners, L.P., Lehman Brothers Inc. and Citigroup Global Markets, Inc. as Co- Syndication Agents and Arrangers, entered into that certain Credit Agreement, dated as of May 25, 2006 (together with all Exhibits and Schedules thereto, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement).
     B. Concurrently with the execution and delivery of the Credit Agreement and in order to, among other things, memorialize the parties’ agreement pertaining to mechanics for, conditions applicable to, and allocation of the Company’s requests for Advances and certain construction related covenants, conditions, representation and defaults, the Company, the Borrower, the Cotai Subsidiary, the Administrative Agent, and the Disbursement Agent entered into that certain Disbursement Agreement, dated as of May 25, 2006 (together with all Exhibits thereto, the “Disbursement Agreement”).
     C. The Company and the Borrower have requested that the Lenders agree to amend certain provisions of the Credit Agreement and the Disbursement Agreement to provide for the matters described herein.
     D. The Lenders whose signatures appear below, constituting the Requisite Lenders, hereby agree to the amendments set forth in Section 1 on the terms and conditions contained herein.
     E. If the Repricing Effective Date occurs, the Lenders whose signatures appear below, constituting all Lenders, hereby agree to the amendments set forth in Section 2 on the terms and conditions contained herein.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. General Amendments. Upon the terms and subject to the conditions set forth herein and in reliance on the representations and warranties of the Loan Parties set forth herein, the parties hereto hereby agree to the following amendments, which amendments refer to the Credit Agreement unless specifically noted otherwise:
(a) Use of Proceeds.

          (1) A new definition is hereby added in proper alphabetical order in Section 1.1 as follows:
     ““Non-Project Cost Term Loans” means any Term B Delayed Draw Loans or New Term Loans none of the proceeds of which are used to fund Project Costs or Cotai Strip Investments.”
          (2) Subsection 2.1B is hereby amended as follows:
               (a) To replace the first sentence in the second paragraph in its entirety with the following:
     “Whenever the Borrower desires that Lenders make Term Loans (other than the initial Credit Extensions on the Closing Date, Non-Project Cost Term Loans and Term B Delayed Draw Loans on the Term B Delayed Draw Loan Commitment Termination Date) or Project Cost Revolving Loans, the Borrower shall deliver to the Disbursement Agent the Advance Request, Borrowing Notice, and related documentation required by the terms of Section 2.4.1(a) or Section 3.7, as applicable, of the Disbursement Agreement.”
               (b) To add the words “Non-Project Cost Term Loans or” prior to the words “Revolving Loans” in the first line of the third paragraph thereof, and to replace the words “Revolving Loans” with “Loans” in each instance where it appears in the second and third sentences of such third paragraph.
          (3) The first paragraph of subsection 2.1C is hereby amended as follows:
               (a) To replace the first and third parenthetical phrases therein in their entirety as follows: “(other than the initial Credit Extensions on the Closing Date, Non-Project Cost Term Loans, and Term B Delayed Draw Loans on the Term B Delayed Draw Loan Commitment Termination Date)”.
               (b) To replace the second parenthetical phrase therein in its entirety as follows: “(unless in the case of Term Loans other than Non-Project Cost Term Loans, or Project Cost Revolving Loans, the Administrative Agent shall have subsequently received a Stop Funding Notice)”.
               (c) To insert the words, “New Term Loans” after the words “Term B Loans” in clause (a) thereof.
               (d) To insert the following parenthetical after the words “Disbursement Agent” in clause (x) thereof: “(provided that no Construction Consultant certificate shall be required to be delivered if Section 3.7 of the Disbursement Agreement applies with respect to the applicable Advance)”.
          (4) Subsection 2.5A is hereby replaced in its entirety with the following:
     “A. Revolving Loans. The proceeds of the Revolving Loans (other than any New Revolving Loans), including any Swing Line Loans, shall be applied by the Borrower for working capital and general corporate purposes of the Loan Parties (other than the Immaterial Subsidiaries) to the extent not otherwise specifically prohibited by the terms of the Loan Documents, including to finance Non-

Casino Project Costs (but not Project Costs other than Non-Casino Project Costs), or to make Cotai Strip Investments or any other investment or payment permitted hereunder.”
               (5) Subsection 2.5C is hereby replaced in its entirety with the following:
          “C. Term B Delayed Draw Project Loans. The proceeds of the Term B Delayed Draw Project Loans shall be applied by the Borrower for working capital and general corporate purposes of the Loan Parties (other than the Immaterial Subsidiaries) to the extent not otherwise specifically prohibited by the terms of the Loan Documents, including to finance Project Costs, or to make Cotai Strip Investments or any other investment or payment permitted hereunder.”
               (6) Subsection 2.5D is hereby replaced in its entirety with the following:
          “D. Term B Delayed Draw Non-Casino Loans. The proceeds of the Term B Delayed Draw Non-Casino Loans shall be applied by the Borrower for working capital and general corporate purposes of the Loan Parties (other than the Immaterial Subsidiaries) to the extent not otherwise specifically prohibited by the terms of the Loan Documents, including to finance Non-Casino Project Costs (but not Project Costs other than Non-Casino Project Costs), or to make Cotai Strip Investments or any other investment or payment permitted hereunder.”
               (7) Subsection 2.5E is hereby replaced in its entirety with the following:
          “E. Term B Funded Project Loans. The proceeds of the Term B Funded Project Loans shall be applied by the Borrower to repay the Refinanced Debt, pay Transaction Costs, fund the Interest Escrow Account, pay Project Costs, finance land concession payments pursuant to Land Concession Contracts permitted by the terms of this Agreement to be entered into and exist, or for working capital and general corporate purposes of the Loan Parties (other than the Immaterial Subsidiaries) to the extent not otherwise specifically prohibited by the terms of the Loan Documents, including to make Cotai Strip Investments or any other investment or payment permitted hereunder.”
               (8) Subsection 2.5F is hereby replaced in its entirety with the following:
          “F. Term B Funded Non-Casino Loans. The proceeds of the Term B Funded Non-Casino Loans shall be applied by the Borrower to repay the Refinanced Debt, pay Transaction Costs, fund the Interest Escrow Account, pay Non-Casino Project Costs (but not Project Costs other than Non-Casino Project Costs), finance land concession payments pursuant to Land Concession Contracts permitted by the terms of this Agreement to be entered into and exist, or for working capital and general corporate purposes of the Loan Parties (other than the Immaterial Subsidiaries) to the extent not otherwise specifically prohibited by the terms of the Loan Documents, including to make Cotai Strip Investments or any other investment or payment permitted hereunder.”
               (9) Subsection 2.5G is hereby replaced in its entirety with the following:
          “G. New Term Loans and New Revolving Loans. The proceeds of the New Term Loans and/or New Revolving Loans, if any, shall be applied by the Borrower for working capital and general corporate purposes of the Loan Parties (other than the Immaterial Subsidiaries) (including to finance Project Costs, or to the extent so limited in the applicable Joinder Agreements, Non-Casino Project Costs, and/or to make Cotai Strip Investments), including any investment or payment permitted hereunder.”

               (10) Subsection 2.9A is hereby replaced in its entirety with the following:
          “A. The Borrower may by written notice to the Co-Syndication Agents and the Administrative Agent elect to request from time to time (i) prior to the Revolving Loan Commitment Termination Date, an increase to the existing Revolving Loan Commitments (any such increase, the “New Revolving Loan Commitments”) and/or (ii) the establishment of one or more new term loan commitments (the “New Term Loan Commitments”), denominated in U.S. Dollars in an amount not in excess of $800,000,000 in the aggregate, and not less than $25,000,000 individually (or such lesser amount which shall be approved by the Co-Syndication Agents and the Administrative Agent), which amount set forth in such notice may be a proposed range of new commitments that otherwise comply with the foregoing requirements. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Revolving Loan Commitments or New Term Loan Commitments, as the case may be, shall be effective, which shall be a date not less than 10 Business Days (or such shorter time as is agreed upon by the Administrative Agent and each Co-Syndication Agent) after the date on which such notice is delivered to each Co-Syndication Agent and the Administrative Agent. When available, the Co-Syndication Agents will deliver a notice to the Borrower and each Lender and the Administrative Agent setting forth the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Term Loan Lender” or a “New Revolving Loan Lender”, as applicable) to which the Co-Syndication Agents have allocated any portion of such New Revolving Loan Commitments or New Term Loan Commitments and the amounts of such allocations, and in the case of each notice to any Revolving Loan Lender, the respective interests in such Revolving Loan Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section; provided that any Lender approached to provide all or a portion of the New Revolving Loan Commitments or New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Revolving Loan Commitment or New Term Loan Commitment.”
               (11) Subsection 2.9B is hereby amended to delete clause (3) thereof in its entirety, and to renumber clauses (4) through (7) as clauses (3) through (6) in appropriate numerical order.
               (12) The first sentence of subsection 4.2 is hereby amended to add the words “Non-Project Cost Term Loans or” after the words “The obligations of Lenders to make”.
               (13) The first parenthetical in subsection 4.2B(i) is hereby replaced in its entirety with: “(in the case of (w) Letters of Credit not issued in connection with the payment of, or in support of obligations to pay, Project Costs, (x) Revolving Loans that are not Project Cost Revolving Loans, (y) Non-Project Cost Term Loans, and (z) any Term B Delayed Draw Loans borrowed on the Term B Delayed Draw Loan Commitment Termination Date, other than the Disbursement Agreement)”.
               (14) The first parenthetical in subsection 4.2B(iii) is hereby replaced in its entirety with: “(and in the case of Loans other than (w) Letters of Credit not issued in connection with the payment of, or in support of obligations to pay, Project Costs, (x) Revolving Loans that are not Project Cost Revolving Loans, (y) Non-Project Cost Term Loans, and (z) any Term B Delayed Draw Loans borrowed on the Term B Delayed Draw Loan Commitment Termination Date, the applicable conditions set forth in the Disbursement Agreement)”.

               (15) The first sentence of Section 5 is hereby amended to add the words “Non-Project Cost Term Loans or” after the words “Revolving Loans that are not Project Cost Revolving Loans or”.
(b) Financial Plan. Subsection 6.1(xiii) is hereby replaced in its entirety as follows:
          “(xiii) Financial Plans: as soon as practicable and in any event no later than 30 days prior to the beginning of each Fiscal Year, a consolidated plan and financial forecast for the Active Projects for such Fiscal Year and each subsequent Fiscal Year through the Maturity Date of the Term B Loans or a five year period, whichever is less (the “Financial Plan” for such Fiscal Years), including (a) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of the Company and its Restricted Subsidiaries for such Fiscal Years attributable to all Active Projects, but excluding the results of the Excluded Casinos (this exclusion includes all of the assets, liabilities, income, stockholders’ equity and cash flow associated with the Excluded Casinos), together with a pro forma Compliance Certificate as of December 31st of the next ensuing Fiscal Year and an explanation of the assumptions on which such forecasts are based, and (b) such other information and projections for such Fiscal Years as any Lender may reasonably request;”
(c) Expanded Investment Capacity.
               (1) Subsection 7.3(viii) is hereby replaced in its entirety as follows:
          “(viii) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, Investments in Cotai Strip Excluded Subsidiaries, the proceeds of which Investments are used by such Cotai Strip Excluded Subsidiary, to develop and construct Excluded Casino Hotel Resorts (a “Cotai Strip Investment”) in an aggregate amount at any one time outstanding not to exceed the sum of (a) $800,000,000 (less (x) at any time prior to the satisfaction or waiver of all the conditions precedent set forth in Sections 3.1 and 3.4 of the Disbursement Agreement in order for the Company (as defined therein) to obtain one Advance under Section 3.1 of the Disbursement Agreement in respect of the Venetian Macao Overall Project, the amount, if any, disbursed under Section 3.6 of the Disbursement Agreement in excess of (1) $900,000,000 plus (2) any amounts expended on land premiums pursuant to clause (b) of the definition of Maximum Early Advance Amount; and (y) the amount of loans then outstanding, if any, to Excluded Subsidiaries developing Casino Operation Projects made pursuant to subsection 7.3(xxi)) and (b) the aggregate amount of net-after-tax cash dividends received by any Loan Party from such Cotai Strip Excluded Subsidiary (other than the dividends received by the Loan Parties to pay obligations of or related to the Cotai Strip Excluded Subsidiaries or the Excluded Casinos (including for the payment of income taxes payable in respect of the income of such Cotai Strip Excluded Subsidiaries or Excluded Casinos)), the proceeds of which have been deposited into the Term Loan Disbursement Account;”
               (2) Subsection 7.3(xix) is hereby amended to delete the “and” at the end thereof.
               (3) Subsection 7.3(xx) is hereby amended to delete the “.” at the end thereof, and replace it with “;”.
               (4) A new subsection 7.3(xxi) is hereby added in numerical order as follows:

          “ (xxi) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing and subject to the terms of the Disbursement Agreement, the Loan Parties may make Investments in Excluded Subsidiaries developing Other Resort Projects to be located on one or more of Sites 3, 7, and 8 in the form of loans of up to $200,000,000 in the aggregate at any one time outstanding; provided that the proceeds of such loans are employed by such Excluded Subsidiaries for payment of costs and expenses in connection with the development of such Other Resort Projects; provided further that, at any time prior to (a) the satisfaction (or waiver) of all the conditions precedent set forth in Sections 3.1 and 3.4 of the Disbursement Agreement in order for the Company to obtain one Advance under Section 3.1 in respect of the Venetian Macao Overall Project and (b) the designation of each Cotai Strip Excluded Subsidiary in which a Cotai Strip Investment has been made as a Restricted Subsidiary in accordance with this Agreement, the aggregate amount of loans outstanding pursuant to this clause (xxi), when taken together with all Cotai Strip Investments made pursuant to subsection 7.3(viii), shall not, at any time, exceed the aggregate amount of Cotai Strip Investments permitted to be made under such subsection 7.3(viii) at such time; and”
               (5) Subsection 7.5(viii) is hereby amended by deleting the “and” at the end thereof.
               (6) Subsection 7.5(ix) is hereby amended by replacing the “.” at the end thereof with “; and”.
               (7) A new subsection 7.5(x) is hereby added in numerical order as follows:
          “(x) the Borrower may reimburse its Affiliates for any payments of Project Costs made by such Affiliates in accordance with Section 3.11 of the Disbursement Agreement, subject to the conditions of such reimbursements set forth therein.”
(d) Ferry Financing.
               (1) A new subsection 7.3(xxii) is hereby added in numerical order as follows:
          “(xxii) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing and subject to the terms of the Disbursement Agreement, the Loan Parties may make Investments in the form of loans to Affiliates of the Loan Parties that are not Loan Parties, provided that (a) such Indebtedness is incurred for the purpose of financing the acquisition and/or equipping of ferry vessels to provide ferry service to or from Macau, (b) such loans made by the Loan Parties shall be secured on a first-priority basis by the assets so acquired by such Affiliates, and (c) the aggregate outstanding principal amount of such loans, together with the maximum aggregate amount of all Contingent Obligations then outstanding to Affiliates pursuant to subsection 7.4(viii), shall at no time exceed $175,000,000.”
               (2) Subsection 7.4(v) is hereby replaced in its entirety as follows:
          “(v) the Loan Parties may become liable for Contingent Obligations made on behalf of Excluded Subsidiaries and Joint Ventures in an amount, when aggregated (without duplication) with: (a) the amount of Investments made in Cash and Cash Equivalents pursuant to subsection 7.3(x)(a), (b) the amount of Contingent Obligations made on behalf of Affiliates pursuant to subsection 7.4(viii), (c) the amount of Investments made in the form of loans to Affiliates pursuant to subsection 7.3(xxii), and (d) all other Contingent Obligations incurred pursuant to this clause, not to exceed $300,000,000 at any time, so long as both before and after giving effect to the incurrence of such Contingent Obligation, no Potential Event of Default or Event of Default has occurred or is continuing; provided that, notwithstanding the foregoing, the Loan Parties may not become liable for Contingent Obligations made on behalf of Joint Ventures in excess of $50,000,000 in the aggregate;”
               (3) Subsection 7.4(vi) is hereby amended to delete the “and” at the end thereof.
               (4) Subsection 7.4(vii) is hereby amended to replace the “.” At the end thereof with “; and”.
               (5) A new Subsection 7.4(viii) is hereby added in numerical order as follows:
          “(viii) the Loan Parties may become and remain liable with respect to Contingent Obligations made on behalf of Affiliates of the Loan Parties that are not Loan Parties, provided that (a) such Contingent Obligations support Indebtedness incurred for the purpose of financing the acquisition and/or equipping of ferry vessels to provide ferry service to or from Macau, (b) such Indebtedness is not owed to Loan Parties or any Affiliate of any Loan Party, and (c) the maximum aggregate liability, contingent or otherwise, of the Loan Parties in respect of all such Contingent Obligations, together with all Investments made pursuant to subsection 7.3(xxii) then outstanding, shall at no time exceed $175,000,000.”
               (6) Subsection 7.10(xi) is hereby replaced in its entirety as follows:
          “(xi) Investments permitted by subsection 7.3, Contingent Obligations permitted by subsection 7.4 and Restricted Payments permitted by subsection 7.5;”
(e) Four Seasons Macao Operation, Maintenance and Management Agreement
               (1) The definition of “Four Seasons Macao Operation, Maintenance and Management Agreement” is hereby amended by deleting the word “comparable” where it appears therein.
               (2) Subsection 7.13A is hereby amended to replace “B, C or D below” with “B, C, D or F below” and a new subsection 7.13F is hereby added as follows:
          “F. Four Seasons Macao Operation, Maintenance and Management Agreement. The Company and the Borrower shall not, and shall not permit any other Loan Party to, enter into any Four Seasons Macao Operation, Maintenance and Management Agreement unless such agreement is on terms satisfactory to the Administrative Agent, evidenced by the Administrative Agent’s prior written consent, not to be unreasonably withheld or delayed after being afforded a reasonable period of review.”
(f) Schedule 9.7. Schedule 9.7 is hereby amended to include thereon, or delete therefrom, as applicable, the items listed on Exhibit A hereto in appropriate numerical order.
(g) Assignment Fee. Subsection 10.1B(i) is hereby amended to insert the words “(other than assignments pursuant to the utilization of Section 10.1D in connection with the First Amendment)” after the words “fee of $2,000 in respect of assignments” where it appears therein.

(h) In General. A new definition is hereby added in proper alphabetical order in Section 1.1 as follows:
     “First Amendment” means the First Amendment to Credit Agreement and Disbursement Agreement, dated as of March 5, 2007, among the Company, the Borrower and the Administrative Agent.”
(i) Disbursement Agreement Amendment. The Disbursement Agreement is hereby amended to give effect to all amendments and modifications as set forth in the amendment attached hereto as Exhibit B (the “Disbursement Agreement Amendment”), and the Administrative Agent is hereby authorized to enter into any and all documentation, amendments or modifications of any Loan documents necessary or advisable in connection with effecting the intent of such Disbursement Agreement Amendment.
2. Repricing Amendments.
(a) Price Reduction. Upon the terms and subject to the conditions set forth herein and in reliance on the representations and warranties of the Loan Parties set forth herein, the Lenders hereby agree that notwithstanding the definition of “Applicable Margin” as set forth in the Credit Agreement, the Applicable Margin with respect to each Class of Loans as to which this Section 2 becomes effective shall be:
               (1) With respect to Term B Delayed Draw Loans, at all times from and after the Repricing Effective Date (i) for Loans accruing interest as Base Rate Loans, 1.25%, and (ii) for Loans accruing interest as Eurodollar Rate Loans, 2.25%.
               (2) With respect to Term B Funded Loans, at all times from and after the Repricing Effective Date (i) for Loans accruing interest as Base Rate Loans, 1.25%, and (ii) for Loans accruing interest as Eurodollar Rate Loans, 2.25%.
               (3) With respect to Local Term Loans, (i) until the commencement of the first Interest Period following the Venetian Macao Completion Date, (A) for Loans accruing interest as Base Rate Loans, 1.25%, and (B) for Loans accruing interest as HIBOR Rate Loans, 2.25%; and (ii) from the commencement of the first Interest Period following the Venetian Macao Completion Date, the applicable percentage set forth below corresponding to the relevant Consolidated Leverage Ratio:

Consolidated	Applicable Margin For Base Rate	Applicable Margin For HIBOR
Leverage Ratio	Local Term Loans	Local Term Loans
Greater than 2.0:1.0	1.25%	2.25%
Greater than 1.5:1.0 but less than or equal to 2.0:1.0	1.00%	2.00%
less than or equal to 1.5:1.0	0.75%	1.75%

               (4) With respect to Revolving Loans (including Swing Line Loans), (i) until the commencement of the first Interest Period following the Venetian Macao Completion Date, (A) for Swing Line Loans and other Loans accruing interest as Base Rate Loans, 1.25%, and (B) for Loans accruing interest as Eurodollar Rate Loans, 2.25%; (ii) from the commencement of the first Interest Period following the Venetian Macao Completion Date, the applicable percentage set forth below corresponding to the relevant Consolidated Leverage Ratio:

	Applicable Margin For Swing	Applicable Margin For
Consolidated	Line Loans and Base	Eurodollar
Leverage Ratio	Rate Revolving Loans	Rate Revolving Loans
Greater than 2.0:1.0	1.25%	2.25%
Greater than 1.5:1.0 but less than or equal to 2.0:1.0	1.00%	2.00%
less than or equal to 1.5:1.0	0.75%	1.75%
The Consolidated Leverage Ratio used to compute the Applicable Margins as set forth in clause (3)(ii) and (4)(ii) shall be the Consolidated Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent. Changes in the Applicable Margins as set forth in such clauses resulting from a change in the Consolidated Leverage Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to subsection 6.1(iv) of the Credit Agreement. If the Borrower fails to deliver a Compliance Certificate within the time period for such delivery set forth in subsection 6.1(iv) of the Credit Agreement (the last day of such period, the “Delivery Date”), the Applicable Margin from and including each day subsequent to the Delivery Date but not including the date the Borrower delivers to the Administrative Agent such Compliance Certificate shall equal the highest Applicable Margin set forth above and from the date the Borrower delivers such Compliance Certificate to and including the next Delivery Date, the Applicable Margin shall be based on the Consolidated Leverage Ratio set forth in such Compliance Certificate.
     (b) Prepayment Premium.
               (1) A new definition is added to subsection 1.1 as follows:
          ““Repricing Transaction” means (i) the incurrence by the Borrower or any Loan Party of a new tranche of replacement term loans or term loan commitments under this Agreement or any other agreement (including by way of conversion of Term B Funded Loans, Term B Delayed Draw Loans, Term B Delayed Draw Loan Commitments or any Series of New Term Loans into any such new tranche of replacement term loans, but excluding any new term loans or term loan commitments under a permitted FF&E Facility) (x) having an effective interest rate margin that is less than the Applicable Margin for the

Term B Funded Loans, Term B Delayed Draw Loans, or Series of New Term Loans referenced in the next clause, and (y) the proceeds of which are used to repay, in whole or in part, principal of outstanding Term B Funded Loans, Term B Delayed Draw Loans or any Series of New Term Loans, or to reduce outstanding Term B Delayed Draw Loan Commitments, it being understood that a conversion of any such Loans or Commitments into any such new tranche of replacement term loans or term loan commitments shall constitute a repayment of principal of such outstanding Term B Funded Loans, Term B Delayed Draw Loans or New Term Loans or a reduction of outstanding Term B Delayed Draw Loan Commitments, and/or (ii) any amendment, waiver or other modification to this Agreement which would have the effect of reducing the Applicable Margin for Term B Funded Loans, Term B Delayed Draw Loans or any Series of New Term Loans (other than, in each case, any such transaction or amendment or modification accomplished together with the substantially concurrent refinancing of all Classes of Loans hereunder).”
               (2) If the amendments in this Section 2 become effective with respect to the Term B Funded Loans, the following new subsection 2.4B(v) shall be added to the Credit Agreement as follows:
          “(v) At the time of the effectiveness of any Repricing Transaction the proceeds of which are used to repay, in whole or in part, principal of outstanding Term B Funded Loans on or prior to the one year anniversary of the Repricing Effective Date (as defined in the First Amendment), the Borrower agrees to pay to Administrative Agent, for the ratable account of each Lender with outstanding Term B Funded Loans (including each Lender that withholds its consent to such Repricing Transaction and is replaced or is removed as a Lender under subsection 10.6D), a fee in an amount equal to 1.0% of the aggregate principal amount of all Term B Funded Loans held by such Lender and outstanding on such date immediately prior to the effectiveness of such Repricing Transaction that are so repaid. Such fee shall be due and payable upon the date of the effectiveness of such Repricing Transaction.”
               (3) If the amendments in this Section 2 become effective with respect to the Term B Delayed Draw Loans, the following new subsection 2.4B(vi) (or, if the amendments set forth in this Section 2 do not become effective with respect to the Term B Funded Loans, 2.4B(v)) shall be added to the Credit Agreement as follows:
          “(vi) At the time of the effectiveness of any Repricing Transaction the proceeds of which are used to repay, in whole or in part, principal of outstanding Term B Delayed Draw Loans or reduce Term B Delayed Draw Loan Commitments on or prior to the one year anniversary of the Repricing Effective Date (as defined in the First Amendment), the Borrower agrees to pay to Administrative Agent, for the ratable account of each Lender with outstanding Term B Delayed Draw Loans or Term B Delayed Draw Loan Commitments (including each Lender that withholds its consent to such Repricing Transaction and is replaced or is removed as a Lender under subsection 10.6D), a fee in an amount equal to 1.0% of the aggregate principal amount of all Term B Funded Loans and/or or Term B Delayed Draw Loan Commitments held by such Lender and outstanding on such date immediately prior to the effectiveness of such Repricing Transaction that are so repaid or reduced. Such fee shall be due and payable upon the date of the effectiveness of such Repricing Transaction.”
3. Conditions to Effectiveness.

          (a) The effectiveness of the amendments contained in Section 1 hereof, and in Sections 1 and 2 of the Disbursement Agreement Amendment, are conditioned upon satisfaction of the following conditions precedent (the date on which all such conditions have been satisfied being referred to herein as the “Amendment Effective Date”):
               (1) the Administrative Agent shall have received signatures of Lenders comprising the Requisite Lenders and shall have received counterparts of this Amendment signed by each Loan Party and the Disbursement Agent;
               (2) each of the representations and warranties in Section 4 below shall be true and correct in all material respects on and as of the Amendment Effective Date;
               (3) the Administrative Agent shall have received payment in immediately available funds of all reasonable and documented expenses incurred by the Administrative Agent (including, without limitation, reasonable and documented legal fees) then reimbursable under the Credit Agreement and/or the Disbursement Agreement (including in connection with this Amendment and the documents and transactions related hereto) and for which invoices have been presented on or before the Amendment Effective Date;
               (4) the Administrative Agent, the Disbursement Agent and the Lenders shall have received a favorable written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, as to the enforceability of this Amendment (including the Disbursement Agreement Amendment) and otherwise in form and substance reasonably satisfactory to the Administrative Agent and its counsel and dated as of the Amendment Effective Date; and
               (5) the Administrative Agent shall have received such other documents, instruments, certificates and approvals as it may reasonably request.
The Administrative Agent will notify the Borrower reasonably promptly upon the occurrence of the Amendment Effective Date.
          (b) The effectiveness of the amendments contained in Section 2 hereof are conditioned, with respect to such amendments’ impact upon each individual Class of Loans, upon satisfaction of the conditions set forth in Section 3(a) and the following additional conditions precedent (the date on which the conditions set forth in both Sections 3(a) and 3(b) have been satisfied being referred to herein as the “Repricing Effective Date”):
               (1) the Administrative Agent shall have received signatures approving such amendments, with respect to each affected Class of Loans as designated by the Borrower pursuant to clause (2) below, of 100% of the Lenders (it being understood that such unanimous vote may be obtained following the utilization by the Borrower of its option to cause the assignment of Loans pursuant to subsection 10.6D of the Credit Agreement);
               (2) the Administrative Agent shall have received, at least two Business Days prior to the Repricing Effective Date, a notice of the Borrower stating its designation of each Class of Loans to which such amendments in Section 2 shall apply, which shall be countersigned by the Administrative Agent as of the Repricing Effective Date, to the extent the required signatures to the amendment have been obtained;

               (3) the Administrative Agent shall have received payment in immediately available funds of all reasonable and documented expenses incurred by the Administrative Agent (including, without limitation, reasonable and documented legal fees) then reimbursable under the Credit Agreement and/or the Disbursement Agreement (including in connection with this Amendment and the documents and transactions related hereto) and for which invoices have been presented on or before the Repricing Effective Date; and
               (4) each of the representations and warranties in Section 4 below shall be true and correct in all material respects on and as of the Repricing Effective Date.
4. Representations and Warranties. Each of the Company, the Borrower and each of the Guarantors represents and warrants jointly and severally to the Administrative Agent, the Disbursement Agent and the Lenders as follows:
          (a) Authority. Each of the Company, the Borrower and each of the Guarantors has the requisite corporate or other organizational power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as amended hereby) and the Disbursement Agreement (as amended hereby). The execution, delivery and performance by each of the Company, the Borrower and each of the Guarantors of this Amendment, and the performance by each of the Company, the Borrower and each of the Guarantors of the Credit Agreement (as amended hereby), the Disbursement Agreement (as amended hereby) and each other Loan Document to which it is a party have been authorized by all necessary corporate or other organizational action of such Person, and no other corporate or other organizational proceedings on the part of each such Person is necessary to consummate such transactions.
          (b) Enforceability. This Amendment has been duly executed and delivered on behalf of each of the Company, the Borrower and each of the Guarantors. Each of this Amendment and, after giving effect to this Amendment, the Credit Agreement, the Disbursement Agreement and the other Loan Documents, (i) is the legal, valid and binding obligation of each Loan Party party hereto and thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) is in full force and effect. Neither the execution, delivery or performance of this Amendment or the performance of the Credit Agreement (as amended hereby) or the Disbursement Agreement (as amended hereby), nor the performance of the transactions contemplated hereby or thereby, will adversely affect the validity, perfection or priority of the Collateral Agent’s Lien on any of the Collateral or its ability to realize thereon. This Amendment is effective to amend the Credit Agreement and the Disbursement Agreement as provided therein.
          (c) Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement, the Disbursement Agreement and the other Loan Documents (other than any such representations and warranties that, by their terms, are specifically made as of a certain date) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.
          (d) No Conflicts. Neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated hereby, nor the performance of and compliance with the terms and provisions hereof or of the Credit Agreement (as amended hereby) or the Disbursement Agreement (as amended hereby) by any Loan Party will, at the time of such performance, (i) violate or conflict with any provision of its certificate of formation or limited liability company agreement or other governing documents of such Person, (ii) violate, contravene or materially conflict with any Legal Requirement or Contractual Obligation (including, without limitation, Regulation U), except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect or (iii) result in or require the creation of any Lien (other than those permitted by the Loan Documents) upon or with respect to its properties. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Instrumentality or any other Person is required in connection with the transactions contemplated hereby, other than the post-effective notice to the Gaming Inspection and Coordination Bureau required under the Gaming Sub-Concession Contract.
          (e) No Default. After giving effect to this Amendment, no event has occurred and is continuing that constitutes an Event of Default or Potential Event of Default.
5. Reaffirmation of Credit Support.
          (a) Each of the Borrower and each Guarantor (each, individually, a “Credit Support Party” and, collectively, the “Credit Support Parties”) has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Support Party under, and the Liens granted by such Credit Support Party as collateral security for the Indebtedness, obligations and liabilities evidenced by the Credit Agreement and the other Loan Documents pursuant to, each of the Loan Documents to which such Credit Support Party is a party shall not be impaired and each of the Loan Documents to which such Credit Support Party is a party is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.
          (b) Each Credit Support Party (other than the Borrower) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement or the Disbursement Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement or the Disbursement Agreement.
6. Reference to and Effect on Credit Agreement, Disbursement Agreement and other Loan Documents.
          (a) Upon and after the effectiveness of this Amendment, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby and (ii) each reference in the Disbursement Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Disbursement Agreement, and each reference in the other Loan Documents to “the Disbursement Agreement”, “thereunder”, “thereof” or words of like import referring to the Disbursement Agreement, shall mean and be a reference to the Disbursement Agreement as amended hereby. This Amendment is a Loan Document.
          (b) Except as specifically waived or amended above, the Credit Agreement, the Disbursement Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.
7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of any signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
8. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Any failure of the amendments set forth in Section 2 hereof, or the failure of such amendments with respect to any specific Class or Classes of Loans, to become effective shall in no way delay the effectiveness of, invalidate, or render unenforceable, the amendments set forth in Section 1 hereof or the provisions of any other section of this Amendment.
9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
(signature pages follow)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

VENETIAN MACAU LIMITED, a corporation organized under the laws of the Macau Special Administrative Region of the People’s Republic of China
By:	/s/ Bradley H. Stone
	Name:	Bradley H. Stone
	Title:	Executive Vice President

VML US FINANCE LLC, a Delaware limited liability company
By:	/s/ Bradley H. Stone
	Name:	Bradley H. Stone
	Title:	Authorized Representative

VENETIAN COTAI LIMITED, a corporation organized under the laws of the Macau Special Administrative Region of the People’s Republic of China
By:	/s/ Bradley H. Stone
	Name:	Bradley H. Stone
	Title:	Authorized Representative

Acknowledged and Agreed by: VENETIAN MACAU FINANCE COMPANY, a Cayman Islands corporation
By:	/s/ Bradley H. Stone
	Name:	Bradley H. Stone
	Title:	Director

V-HK SERVICES LIMITED, a corporation organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China
By:	/s/ Bradley H. Stone
	Name:	Bradley H. Stone
	Title:	Director

THE BANK OF NOVA SCOTIA, as Administrative Agent (and, with respect to the Disbursement Agreement Amendment, as Bank Agent)
By:	/s/ Ajit Goswami
	Name:	Ajit Goswami
	Title:	Director

THE BANK OF NOVA SCOTIA, as Disbursement Agent
By:	/s/ Ajit Goswami
	Name:	Ajit Goswami
	Title:	Director

EXHIBIT A
SCHEDULE 9.7 AMENDMENTS

3.1.9	Delete limitation currently on the schedule

3.2.2

3.2.12	Delete limitation currently on the schedule

3.3.6(b)(ii)

3.3.13	Delete limitation currently on the schedule

3.10	(keep language in existing Schedule 9.7, but change reference from “ten (10) days” to “thirty (30) days”)

EXHIBIT B
DISBURSEMENT AGREEMENT AMENDMENT